GERMAN AMERICAN BANCORP, INC.
NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

November 1, 2011	GERMAN AMERICAN BANCORP, INC. (GABC)
REPORTS ANOTHER RECORD QUARTER & RECORD YEAR-TO-DATE EARNINGS

Jasper, Indiana –November 1, 2011 -- German American Bancorp, Inc. (NASDAQ: GABC) reported today that the Company continued its trend of record performance as the third quarter and year-to-date 2011 earnings again achieved record levels.

The Company’s third quarter net income was $5,167,000, or $0.41 per share, representing the first time in its history that the Company’s quarterly earnings eclipsed the $5 million mark.  The third quarter earnings were approximately 28% higher, on a per share basis, than the $3,594,000, or $0.32 per share reported in the third quarter of 2010.  The current quarter earnings exceeded by 5%, on a per share basis, the $4,864,000, or $0.39 per share, reported in the second quarter of this year and was 11% higher than the $4,645,000, or $0.37 per share, reported during the first quarter of this year.  Each of the three quarters of reported 2011 earnings represented successive periods of record performance levels for the Company.

The Company also reported record nine-month earnings for 2011 of $14,676,000, or $1.17 per share, an increase, on a per share basis, of 27% over the $10,253,000, or $0.92 per share, reported in the first nine months of 2010.

All 2011 earnings results were inclusive of the acquisition of American Community Bancorp, Inc., and its banking subsidiary, the Bank of Evansville, that occurred as of January 1st of this year.

The Company’s third quarter earnings, as compared to second quarter earnings, were positively influenced by increased non-interest income and a reduction in total operating expenses.  Net interest income during the third quarter remained relatively unchanged at $16.2 million, as strong balance sheet growth allowed the Company to offset the effect of a narrowing of the net interest margin.

In the third quarter, the Company’s total non-interest income increased by $198 thousand, primarily attributable to a $484 thousand higher level of net gains from the origination and sale of secondary market loans resulting from significant refinancing activity on 1-4 family residential mortgages, and an increase in trust and investment product fees of $107 thousand, driven by a growing level of trust related business within both the Company’s legacy markets and the Evansville market.  Partially offsetting these non-interest income improvements was, as compared to the second quarter, a $410 thousand reduction in other operating income related to sales and valuation adjustments of the Company’s other real estate.

The Company’s record level of performance in the third quarter of 2011 was also positively impacted by a $266 thousand reduction in the level of non-interest expenses in the current quarter as compared to the prior quarter.  Much of variation in non-interest expenses was attributable to recording of non-recurring operating expenses during the second quarter of 2011 in connection with the acquisition of American Community Bancorp, Inc., and its banking subsidiary, Bank of Evansville.  The level of non-recurring merger-related operating expenses in the third quarter was negligible, as the merger-related integration of the operations of Bank of Evansville into the Company’s operations was materially completed during the first half of the year.

Commenting on the continuation of the record performance of German American, Mark A. Schroeder, Chairman & CEO, stated, “Our ability to continue to post record financial performance in the face of a difficult operating environment on the economic, legislative, and regulatory front is only possible due to the strong level of new client activity and the resulting balance sheet growth our Company is currently experiencing throughout our footprint, particularly within the Bloomington and Evansville market areas.”

Schroeder, continued, “As I have stated many times in the recent years, we feel extremely privileged to serve our growing client base throughout Southern Indiana, and are extremely thankful for and humbled by our clients’ willingness to entrust all their banking, insurance, and investment needs to our team of financial professionals.  To our clients and local communities, we pledge our unwavering commitment to maintain our historic adherence to the solid banking and management principles that have resulted in the financial strength and stability which has allowed us, for over a century, to assist the citizens and communities we serve to grow and prosper.”

The Company also announced that its Board of Directors declared its regular quarterly cash dividend of $0.14 per share which will be payable on November 20, 2011 to shareholders of record as of November 10, 2011.

Balance Sheet Highlights

Total assets for the Company increased by approximately $53.4 million to $1.871 billion as of September 30, 2011 compared with the quarter ended June 30, 2011.  The increase was attributable primarily to an increase in the Company’s core deposit base and corresponding increased levels of loans and securities portfolio.

September 30, 2011 loans outstanding increased approximately $6.2 million, or approximately 2% on an annualized basis, compared with the quarter ended June 30, 2011.

End of Period Loan Balances	09/30/11	06/30/11	$ Change
(dollars in thousands)

Commercial & Industrial Loans	$290,519	$293,439	$(2,920)
Commercial Real Estate Loans	450,596	440,704	9,892
Agricultural Loans	157,310	152,229	5,081
Consumer Loans	126,648	128,275	(1,627)
Residential Mortgage Loans	89,741	93,975	(4,234)
	$1,114,814	$1,108,622	$6,192

Non-performing assets totaled $17.8 million at September 30, 2011 compared to $19.9 million of non-performing assets at June 30, 2011.  Non-performing assets represented 0.95% of total assets at September 30, 2011 compared to 1.09% at June 30, 2011.  Non-performing loans totaled $14.8 million at September 30, 2011 compared to $17.6 million of non-performing loans at June 30, 2011.  Non-performing loans represented 1.33% of total outstanding loans at September 30, 2011 compared with 1.59% of total loans outstanding at June 30, 2011.

Non-performing Assets	9/30/11	6/30/11
(dollars in thousands)

Non-Accrual Loans	$14,331	$17,005
Past Due Loans (90 days or more)	-	150
Restructured Loans	420	430
Total Non-Performing Loans	14,751	17,585
Other Real Estate	3,004	2,317
Total Non-Performing Assets	$17,755	$19,902

The Company’s allowance for loan losses totaled $15.2 million at September 30, 2011 representing an increase of $386,000 or 10% on an annualized basis from June 30, 2011.  The allowance for loan losses represented 1.36% of period-end loans at September 30, 2011 compared with 1.34% at June 30, 2011.  Under acquisition accounting treatment, loans acquired are recorded at fair value which includes a credit risk component, and therefore the allowance on loans acquired is not carried over from the seller.  As of September 30, 2011, the Company held a discount on acquired loans of $6.6 million which includes loans acquired in the American Community acquisition and loans acquired in a branch acquisition completed in the second quarter of 2010.

September 30, 2011 deposits increased $32.5 million to $1.554 billion, or approximately 9% on an annualized basis, compared with June 30, 2011 total deposits.

End of Period Deposit Balances	09/30/11	06/30/11	$ Change
(dollars in thousands)

Non-interest-bearing Demand Deposits	$272,846	$248,979	$23,867
IB Demand, Savings, and MMDA Accounts	881,424	876,949	4,475
Time Deposits < $100,000	283,321	285,691	(2,370)
Time Deposits > $100,000	116,187	109,630	6,557
	$1,553,778	$1,521,249	$32,529

Results of Operations Highlights

Net income for the quarter ended September 30, 2011 totaled $5,167,000 or $0.41 per share, an increase of $303,000 or approximately 6%, from the second quarter 2011 net income of $4,864,000 or $0.39 per share and an increase of $1,573,000, or approximately 44%, from the third quarter 2010 net income of $3,594,000 or $0.32 per share.  The results of operations in both the quarter ended September 30, 2011 and June 30, 2011 were inclusive of the operations of American Community Bancorp, Inc. and its banking subsidiary the Bank of Evansville, which was acquired effective January 1, 2011.

Summary Average Balance Sheet	Quarter Ended September 30, 2011
(Tax-equivalent basis / dollars in thousands)
	Principal Balance	Income/ Expense	Yield/Rate
Assets
Federal Funds Sold and Other Short-term Investments	$82,010	$48	0.23%
Securities	524,862	4,382	3.34%
Loans and Leases	1,110,637	15,993	5.72%
Total Interest Earning Assets	$1,717,509	$20,423	4.73%

Liabilities
Demand Deposit Accounts	$256,764
IB Demand, Savings, and MMDA Accounts	$879,435	$989	0.45%
Time Deposits	393,693	1,834	1.85%
FHLB Advances and Other Borrowings	128,356	1,079	3.34%
Total Interest-Bearing Liabilities	$1,401,484	$3,902	1.10%

Cost of Funds			0.90%
Net Interest Income		$16,521
Net Interest Margin			3.83%

Summary Average Balance Sheet	Quarter Ended June 30, 2011
(Tax-equivalent basis / dollars in thousands)
	Principal Balance	Income/ Expense	Yield/Rate
Assets
Federal Funds Sold and Other Short-term Investments	$86,689	$66	0.30%
Securities	487,038	4,236	3.48%
Loans and Leases	1,107,014	16,506	5.98%
Total Interest Earning Assets	$1,680,741	$20,808	4.96%

Liabilities
Demand Deposit Accounts	$248,055
IB Demand, Savings, and MMDA Accounts	$881,955	$1,239	0.56%
Time Deposits	391,181	2,009	2.06%
FHLB Advances and Other Borrowings	114,290	1,009	3.54%
Total Interest-Bearing Liabilities	$1,387,426	$4,257	1.23%

Cost of Funds			1.01%
Net Interest Income		$16,551
Net Interest Margin			3.95%

Summary Average Balance Sheet	Quarter Ended September 30, 2010
(Tax-equivalent basis / dollars in thousands)
	Principal Balance	Income/ Expense	Yield/Rate
Assets
Federal Funds Sold and Other Short-term Investments	$25,241	$12	0.19%
Securities	314,705	2,804	3.56%
Loans and Leases	921,687	13,737	5.92%
Total Interest Earning Assets	$1,261,633	$16,553	5.22%

Liabilities
Demand Deposit Accounts	$180,147
IB Demand, Savings, and MMDA Accounts	$523,265	$402	0.30%
Time Deposits	359,466	2,240	2.47%
FHLB Advances and Other Borrowings	154,011	1,236	3.18%
Total Interest-Bearing Liabilities	$1,036,742	$3,878	1.48%

Cost of Funds			1.22%
Net Interest Income		$12,675
Net Interest Margin			4.00%

During the quarter ended September 30, 2011, net interest income totaled $16,203,000 representing a modest decline of $61,000, or less than 1%, from the quarter ended June 30, 2011 net interest income of $16,264,000 and an increase of $3,726,000, or approximately 30%, compared with the quarter ended September 30, 2010 net interest income of $12,477,000.  The tax equivalent net interest margin for the quarter ended September 30, 2011 was 3.83% compared to 3.95% in the second quarter of 2011 and 4.00% in the third quarter of 2010.  The relatively stable level of net interest income during the third quarter of 2011 compared with the second quarter of 2011 was the result of balance sheet growth driven by continued core deposit growth offset by a lower net interest margin.  The lower margin was related to continued historically low interest rates and the related pressure on earning asset yields and to a lower level of accretion of purchase loan discount in the third quarter of 2011 compared with the second quarter of 2011.  The increased net interest income during the third quarter of 2011 compared with the third quarter of 2010 was driven by a higher level of earning assets resulting from both organic balance sheet growth and the acquisition of American Community.

During the quarter ended September 30, 2011, non-interest income totaled $4,560,000, an increase of $198,000 or 5%, compared with the quarter ended June 30, 2011, and an increase of $127,000, or 3%, compared with the third quarter of 2010.
	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Income	09/30/11	06/30/11	09/30/10
(dollars in thousands)

Trust and Investment Product Fees	$602	$495	$348
Service Charges on Deposit Accounts	1,120	1,074	1,053
Insurance Revenues	1,261	1,290	1,323
Company Owned Life Insurance	233	250	197
Interchange Fee Income	395	378	371
Other Operating Income	86	496	339
Subtotal	3,697	3,983	3,631
Net Gains on Sales of Loans	863	379	802
Net Gain (Loss) on Securities	-	-	-
Total Non-interest Income	$4,560	$4,362	$4,433

Trust and investment product fees improved by $107,000 or 22% during the quarter ended September 30, 2011 compared with the second quarter of 2011 and improved by $254,000 or 73% compared with the third quarter of 2010.  The improved fee income during the third quarter of 2011 was related to both increased trust revenue as well as increased retail brokerage revenue.

Deposit service charges and fees improved modestly in the third quarter of 2011 compared with both the second quarter of 2011 and the third quarter of 2010.  Deposit service charges and fees were positively impacted by increased customer utilization of the Company’s overdraft protection services driven by the increased customer base related to the acquisition of the Bank of Evansville.

Other operating income decreased $410,000 or 83% during the quarter ended September 30, 2011 compared with the second quarter of 2011 and decreased $253,000 or 75% compared with the third quarter of 2010.  The decline in the third quarter of 2011 compared to both quarterly periods was related to the net loss on sales and write-down of other real estate which totaled approximately $294,000 during the third quarter of 2011.  During the second quarter 2010, a net gain on the sale of other real estate of $108,000 was realized, while a net loss on sale of other real estate of $15,000 was realized in the third quarter of 2010.

Net gain on sales of loans increased $484,000 or 128% during the quarter ended September 30, 2011 compared with the second quarter of 2011 and improved $61,000 or 8% compared with the third quarter of 2011.  The increased level of revenue in the third quarter of 2011 compared with the second quarter of 2011 was largely attributable to increased residential mortgage loan refinance activity which led to an increased level of loan sales and an increased pipeline of mortgage loan commitments.

During the quarter ended September 30, 2011, non-interest expense totaled $12,005,000, a decline of $266,000, or 2%, compared with the quarter ended June 30, 2011, and an increase of $1,564,000, or 15%, compared with the third quarter of 2010.  During the third quarter of 2011, acquisition accounting items related to the acquisition of American Community totaled $353,000 with non-recurring items totaling $51,000.  During the second quarter of 2011, acquisition accounting items related to the acquisition of American Community totaled $616,000, including $286,000 of non-recurring expense items.
	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Expense	09/30/11	06/30/11	09/30/10
(dollars in thousands)

Salaries and Employee Benefits	$6,687	$6,722	$5,470
Occupancy, Furniture and Equipment Expense	1,763	1,841	1,537
FDIC Premiums	295	382	355
Data Processing Fees	321	395	330
Professional Fees	526	499	698
Advertising and Promotion	383	314	350
Intangible Amortization	480	498	262
Other Operating Expenses	1,550	1,620	1,439
Total Non-interest Expense	$12,005	$12,271	$10,441

Salaries and benefits remained relatively flat during the quarter ended September 30, 2011 compared with the second quarter of 2011 and increased $1,217,000, or approximately 22%, compared with the third quarter of 2010.  The increase during the quarter ended September 30, 2011, compared with the third quarter of 2010 was primarily attributable to an increased staff size related to the acquisition of American Community.

Occupancy, furniture and equipment expense remained relatively stable during the third quarter of 2011 compared with the second quarter of 2011 and increased approximately 15% during the third quarter of 2011 compared with the third quarter of 2010.  This increase in occupancy, furniture and equipment expense was primarily related to the acquisition of American Community and the costs associated with three additional branch locations.

Professional fees remained relatively stable during the quarter ended September 30, 2011 compared with the second quarter of 2011 and decreased $172,000, or approximately 25%, compared with the third quarter of 2010.  This decline was largely attributable to professional fees incurred during the third quarter of 2010 related to the acquisition of American Community.

Intangible amortization remained stable during the quarter ended September 30, 2011 compared with the second quarter 2011 and increased $218,000 or 83% compared with the third quarter of 2010.  The increase was primarily related to amortization of core deposit intangible resulting from the acquisition of American Community.

About German American

German American Bancorp, Inc., is a NASDAQ-traded (symbol: GABC) financial services holding company based in Jasper, Indiana.  German American, through its banking subsidiary German American Bancorp, operates 34 retail banking offices in 12 contiguous southern Indiana counties. The Company also owns a trust, brokerage, and financial planning subsidiary (German American Financial Advisors & Trust Company) and a full line property and casualty insurance agency (German American Insurance, Inc.).

Cautionary Note Regarding Forward-Looking Statements

The Company’s statements in this press release regarding the continuing growth and expansion of the Company’s business and the continuation of its trend of record-setting financial performance could be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release. Factors that could cause actual experience to differ from the expectations implied in this press release include the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities; risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations; factors driving impairment charges on investments; the impact, extent and timing of technological changes; litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; actions of the Federal Reserve Board; changes in accounting principles and interpretations; potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to the Company’s banking subsidiary; actions of the regulatory authorities under the Dodd-Frank Act and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; and the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends.  Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company.  Readers are cautioned not to place undue reliance on these forward-looking statements.  It is intended that these forward-looking statements speak only as of the date they are made.  We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	September 30,	June 30,	September 30,
	2011	2011	2010

ASSETS
Cash and Due from Banks	$32,581	$28,105	$19,203
Short-term Investments	19,974	79,668	26,112
Interest-bearing Time Deposits with Banks	6,750	8,360	-
Investment Securities	584,041	486,830	302,673

Loans Held-for-Sale	10,009	6,097	13,627

Loans, Net of Unearned Income	1,112,554	1,106,747	913,623
Allowance for Loan Losses	(15,166)	(14,780)	(11,700)
Net Loans	1,097,388	1,091,967	901,923

Stock in FHLB and Other Restricted Stock	8,340	8,340	10,621
Premises and Equipment	37,264	35,949	26,784
Goodwill and Other Intangible Assets	23,977	24,457	12,630
Other Assets	50,759	47,899	42,411
TOTAL ASSETS	$1,871,083	$1,817,672	$1,355,984

LIABILITIES
Non-interest-bearing Demand Deposits	$272,846	$248,979	$187,363
Interest-bearing Demand, Savings, and Money Market Accounts	881,424	876,949	532,877
Time Deposits	399,508	395,321	362,608
Total Deposits	1,553,778	1,521,249	1,082,848

Borrowings	131,400	119,257	137,173
Other Liabilities	18,858	17,083	13,090
TOTAL LIABILITIES	1,704,036	1,657,589	1,233,111

SHAREHOLDERS' EQUITY
Common Stock and Surplus	107,426	107,293	80,194
Retained Earnings	45,624	42,220	34,635
Accumulated Other Comprehensive Income	13,997	10,570	8,044
TOTAL SHAREHOLDERS' EQUITY	167,047	160,083	122,873

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,871,083	$1,817,672	$1,355,984

END OF PERIOD SHARES OUTSTANDING	12,593,524	12,593,222	11,104,918

BOOK VALUE PER SHARE	$13.26	$12.71	$11.06

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2011	2011	2010	2011	2010

INTEREST INCOME
Interest and Fees on Loans	$15,933	$16,446	$13,668	$48,620	$39,701
Interest on Short-term Investments and Time Deposits	48	66	12	179	48
Interest and Dividends on Investment Securities	4,124	4,009	2,675	11,346	8,130
TOTAL INTEREST INCOME	20,105	20,521	16,355	60,145	47,879

INTEREST EXPENSE
Interest on Deposits	2,823	3,248	2,642	9,464	7,940
Interest on Borrowings	1,079	1,009	1,236	3,107	3,898
TOTAL INTEREST EXPENSE	3,902	4,257	3,878	12,571	11,838

NET INTEREST INCOME	16,203	16,264	12,477	47,574	36,041
Provision for Loan Losses	1,300	1,300	1,375	3,900	3,875
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	14,903	14,964	11,102	43,674	32,166

NON-INTEREST INCOME
Net Gain on Sales of Loans	863	379	802	1,651	1,619
Net Gain (Loss) on Securities	-	-	-	1,045	-
Other Non-interest Income	3,697	3,983	3,631	12,240	11,184
TOTAL NON-INTEREST INCOME	4,560	4,362	4,433	14,936	12,803

NON-INTEREST EXPENSE
Salaries and Benefits	6,687	6,722	5,470	20,810	16,307
Other Non-interest Expenses	5,318	5,549	4,971	17,336	14,302
TOTAL NON-INTEREST EXPENSE	12,005	12,271	10,441	38,146	30,609

Income before Income Taxes	7,458	7,055	5,094	20,464	14,360
Income Tax Expense	2,291	2,191	1,500	5,788	4,107

NET INCOME	$5,167	$4,864	$3,594	$14,676	$10,253

EARNINGS PER SHARE & DILUTED EARNINGS PER SHARE	$0.41	$0.39	$0.32	$1.17	$0.92

WEIGHTED AVERAGE SHARES OUTSTANDING	12,593,521	12,592,324	11,104,918	12,577,558	11,096,650
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	12,598,212	12,597,879	11,110,861	12,583,277	11,101,903

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2011	2011	2010	2011	2010
EARNINGS PERFORMANCE RATIOS
Annualized Return on Average Assets	1.12%	1.08%	1.06%	1.09%	1.05%
Annualized Return on Average Equity	12.74%	12.62%	11.79%	12.42%	11.55%
Net Interest Margin	3.83%	3.95%	4.00%	3.87%	4.01%
Efficiency Ratio (1)	56.95%	58.67%	61.03%	60.19%	61.90%
Net Overhead Expense to Average Earning Assets (2)	1.73%	1.88%	1.90%	1.85%	1.95%

ASSET QUALITY RATIOS
Annualized Net Charge-offs to Average Loans	0.33%	0.25%	0.21%	0.25%	0.47%
Allowance for Loan Losses to Period End Loans	1.36%	1.34%	1.28%
Non-performing Assets to Period End Assets	0.95%	1.09%	1.04%
Non-performing Loans to Period End Loans	1.33%	1.59%	1.28%
Loans 30-89 Days Past Due to Period End Loans	0.39%	0.43%	0.62%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
Average Assets	$1,837,445	$1,803,334	$1,353,459	$1,797,257	$1,307,436
Average Earning Assets	$1,717,509	$1,680,741	$1,261,633	$1,673,071	$1,219,728
Average Total Loans	$1,110,637	$1,107,014	$921,687	$1,110,640	$900,552
Average Demand Deposits	$256,764	$248,055	$180,147	$249,529	$165,959
Average Interest Bearing Liabilities	$1,401,484	$1,387,426	$1,036,742	$1,375,343	$1,009,556
Average Equity	$162,199	$154,168	$121,980	$157,498	$118,363

Period End Non-performing Assets(3)	$17,755	$19,902	$14,109
Period End Non-performing Loans(4)	$14,751	$17,585	$11,712
Period End Loans 30-89 Days Past Due(5)	$4,340	$4,728	$5,707

Tax Equivalent Net Interest Income	$16,521	$16,551	$12,675	$48,440	$36,648
Net Charge-offs during Period	$914	$693	$488	$2,051	$3,191

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.
(5)	Loans 30-89 days past due and still accruing.